UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On October 25, 2010 ARIAD Pharmaceuticals, Inc. (the “Company”) issued a press release announcing interim results of a randomized, open‐label, active-control multicenter Phase 2 study of oral ridaforolimus, an investigational mTOR inhibitor, in patients with metastatic or recurrent endometrial cancer.  Based on this interim analysis, the study demonstrated a statistically significant improvement in the primary endpoint of median progression-free survival (PFS) in patients receiving single-agent ridaforolimus compared to patients receiving standard-of-care treatment.  The data were presented Saturday, October 23, 2010, in the Plenary Session of the 13th Biennial Meeting of the International Gynecologic Cancer Society being held in Prague, Czech Republic.  Ridaforolimus is currently being developed by Merck in multiple cancer indications under an exclusive license and collaboration agreement with ARIAD.

A copy of the press release is being filed herewith as Exhibit 99.1 and this information contained therein is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description
99.1	Press Release dated October 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	October 25, 2010	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated October 25, 2010.

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